Exhibit 99A

EXHIBIT A: Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A and Class B ordinary shares, par value $0.0001 per share, of Perfect World Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2012.

Perfect Human Holding Company Limited	By:	/s/ Michael Yufeng Chi
		Name:	Michael Yufeng Chi
		Title:	Director

Michael Yufeng Chi	By:	/s/ Michael Yufeng Chi
Name: Michael Yufeng Chi